Exhibit T3C-1

[WEATHERFORD INTERNATIONAL, LLC,

a Delaware limited liability company,](1)

as Issuer,

WEATHERFORD INTERNATIONAL PLC,

an Irish public limited company,

as Parent Guarantor,

[WEATHERFORD INTERNATIONAL, LTD.],

a Bermuda exempted company,

as Subsidiary Guarantor, and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

INDENTURE

dated as of [•], 2019

11.00% Senior Notes due 2024

(1)  NTD: Notes issued by Delaware entity will be guaranteed by Bermuda and[, if applicable,] notes issued by Bermuda entity will be guaranteed by Delaware entity.

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	609
	(a)(2)	609
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	608
	(b)	610
311	(a)	613
	(b)	613
312	(a)	701
	(a)	702
	(b)	702
	(c)	702
313	(a)	703
	(b)	703
	(c)	703
	(d)	703
314	(a)	704
	(a)(4)	101
	(a)(4)	1004
	(b)	N.A.
	(c)(1)	102
	(c)(2)	102
	(c)(3)	N.A.
	(d)	N.A.
	(e)	102
315	(a)	601;603
	(b)	602
	(c)	601
	(d)(1)	601
	(d)(2)	601
	(d)(3)	N.A.
	(e)	514
316	(a)(1)(A)	N.A.
	(a)(1)(A)	N.A.
	(a)(1)(B)	N.A.
	(a)(2)	N.A.
	(b)	508
	(c)	104
317	(a)(1)	503
	(a)(2)	504
	(b)	1003
318	(a)	107

N.A.        means Not Applicable

CROSS-REFERENCE TABLE

NOTE:   This Cross Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

Section 703.	Reports by Trustee	64
Section 704.	Reports by Issuer	64

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.	Issuer and Guarantors May Consolidate, Etc., Only on Certain Terms	65
Section 802.	Successor Substituted	66

ARTICLE NINE
SUPPLEMENTAL INDENTURES

Section 901.	Supplemental Indentures Without Consent of Holders	66
Section 902.	Supplemental Indentures With Consent of Holders	67
Section 903.	Execution of Supplemental Indentures	68
Section 904.	Effect of Supplemental Indentures	68
Section 905.	Conformity with Trust Indenture Act	68
Section 906.	Reference in Notes to Supplemental Indentures	69

ARTICLE TEN
COVENANTS

Section 1001.	Payment of Principal, Premium, Interest and Additional Amounts	69
Section 1002.	Maintenance of Office or Agency	69
Section 1003.	Money for Notes Payments to Be Held in Trust	70
Section 1004.	Annual Compliance Certificate; Statement by Officers as to Default	71
Section 1005.	Existence	71
Section 1006.	Limitation on Designation of Unrestricted Subsidiaries	71
Section 1007.	Purchase of Notes Upon a Change of Control	73
Section 1008.	Limitation on Additional Indebtedness	75
Section 1009.	Limitation on Restricted Payments	78
Section 1010.	Limitation on Liens	81
Section 1011.	Limitation on Dividends and Other Restrictions Affecting Restricted Subsidiaries	83
Section 1012.	Limitation on Asset Sales	85
Section 1013.	Limitation on Affiliate Transactions	88
Section 1014.	Additional Guarantees	90
Section 1015.	Covenant Suspension	90

ARTICLE ELEVEN
REDEMPTION OF NOTES

Section 1101.	Applicability of Article	91
Section 1102.	Election to Redeem; Notice to Trustee	91
Section 1103.	Optional Redemption	92
Section 1104.	Selection by Trustee of Notes to Be Redeemed	93
Section 1105.	Notice of Redemption	93
Section 1106.	Deposit of Redemption Price	94
Section 1107.	Notes Payable on Redemption Date	94
Section 1108.	Notes Redeemed in Part	94

ARTICLE TWELVE
SINKING FUND; OTHER ACQUISITIONS OF NOTES

Section 1201.	Mandatory Redemption, Etc.	95

ARTICLE THIRTEEN
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.	Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance	95
Section 1302.	Defeasance and Discharge	95
Section 1303.	Covenant Defeasance	96
Section 1304.	Conditions to Legal Defeasance or Covenant Defeasance	96
Section 1305.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions	97
Section 1306.	Reinstatement	98

ARTICLE FOURTEEN
GUARANTEES

Section 1401.	Unconditional Guarantee	98
Section 1402.	Subsidiary Guarantee Evidenced by Indenture	100
Section 1403.	Limitation on Guarantors’ Liability	101
Section 1404.	Release of Guarantors from Guarantees	101
Section 1405.	Guarantor Contribution	102

ANNEX A
FORM OF NOTE		A-1

ANNEX B
FORM OF SUPPLEMENTAL INDENTURE		B-1

THIS INDENTURE (herein called the “Indenture”), dated as of [•], 2019, is among [Weatherford International, LLC, a Delaware limited liability company (herein called the “Issuer”)], Weatherford International plc, an Irish public limited company (herein called the “Parent Guarantor”), [Weatherford International, Ltd., a Bermuda exempted company (herein called a “Subsidiary Guarantor”)], the other Subsidiary Guarantors party hereto from time to time and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”).

NOW, THEREFORE, THE INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes of each series as follows:

ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.                             Definitions.

For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                 all other terms used herein which are defined in the Trust Indenture Act, in the Exchange Act or in the Securities Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)                                 unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of the Indenture;

(5)                                 unless the context otherwise requires, the word “will” shall be interpreted to express a command;

(6)                                 references to sections of or rules under the Securities Act, Trust Indenture Act or Exchange Act will be deemed to include substitute, replacement of successor sections or rules that come into force from time to time; and

(7)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“acceleration declaration” has the meaning specified in Section 502.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Parent Guarantor or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Parent Guarantor or a Restricted Subsidiary, existing at the time such Person is merged with or into the Parent Guarantor or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent Guarantor or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Assets” means:

1.                                      any assets used or useful in a Permitted Business, other than cash, Cash Equivalents, Indebtedness or Capital Stock;

2.                                      Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Parent Guarantor or any of its Restricted Subsidiaries; or

3.                                      Equity Interests in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.  For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning specified in Section 1013.

“Agent Members” has the meaning specified in Section 305.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Banking Laws” has the meaning specified in Section 116.(2)

“Asset Acquisition” means:

(2)  NTD: Indenture is subject to LW tax review.

(1)                                 an Investment by the Parent Guarantor or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Parent Guarantor, or shall be merged with or into the Parent Guarantor or any of its Restricted Subsidiaries, or

(2)                                 the acquisition by the Parent Guarantor or any of its Restricted Subsidiaries of all or substantially all of the properties and assets of any other Person (other than a Restricted Subsidiary of the Parent Guarantor) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

1.                                      the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any properties or assets (including by way of a Sale-Leaseback Transaction or mergers, amalgamations, consolidations or otherwise); and

2.                                      the issuance of Equity Interests in any of the Parent Guarantor’s Restricted Subsidiaries or the sale by the Parent Guarantor or any Restricted Subsidiary of Equity Interests in any of the Parent Guarantor’s Restricted Subsidiaries (in either case other than Preferred Stock of any Restricted Subsidiary issued in compliance with the Indenture and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Parent Guarantor or a Restricted Subsidiary);

provided that, in the case of (1) or (2), the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent Guarantor and its Restricted Subsidiaries (including by way of a merger, amalgamation or consolidation) will be governed by Section 801 and not by the provisions of Section 1012.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

1.                                      any single transaction or series of related transactions that involves properties, assets or Equity Interests having a Fair Market Value of less than $10.0 million;

2.                                      a transfer or other disposition of assets between or among any of the Parent Guarantor and its Restricted Subsidiaries;

3.                                      an issuance or sale or other disposition of Equity Interests by a Restricted Subsidiary to the Parent Guarantor or to another Restricted Subsidiary;

4.                                      the sale or other disposition of Receivables in connection with any Permitted Factoring Transaction;

5.                                      the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other properties or assets in the ordinary course of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets;

6.                                      the sale or other disposition of (a) financial instruments in the ordinary course of business or (b) cash or Cash Equivalents;

7.                                      a disposition of properties or assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that does not violate Section 1009 or a Permitted Investment;

8.                                      the creation or perfection of a Permitted Lien and dispositions in connection with Permitted Liens and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

9.                                      a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

10.                               the grant in the ordinary course of business of any non-exclusive license or sublicense of patents, trademarks, registrations therefor and other similar intellectual property;

11.                               the disposition of assets or Equity Interests received in settlement of debts owing to a Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person;

12.                               any sale or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

13.                               any expropriation, taking, sale or other disposition of assets (including any receipt of proceeds related thereto) by any foreign government or any of its political subdivisions, agencies or controlled entities.

“Asset Sale Offer” has the meaning set forth in Section 1012.

“Attributable Indebtedness” means, with respect to any Sale-Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended).  For purposes of this definition, “net rental payments” under any lease for any period means the sum of the rental payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges required to be paid by such lessee thereunder contingent upon the amount of sales or deliveries, maintenance and repairs, insurance, taxes, assessments or similar charges.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Notes.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state of non-U.S. law for relief of creditors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Parent Guarantor, the Issuer or a Guarantor, the principal financial officer of the Parent Guarantor, the Issuer or such Guarantor, any other authorized officer of the Issuer or such Guarantor, or a person duly authorized by any of them, in each case as applicable, to have been duly adopted by the Board of Directors of the Issuer or such Guarantor, as applicable, and to be in full force and effect on the date of such certification, and delivered to the Trustee.  Where any provision of the Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Parent Guarantor, the Issuer or the Guarantor, as applicable, authorized to take such action by its Board of Directors as evidenced by a Board Resolution.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City and State of New York are authorized or obligated by law, executive order or regulation to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.  Notwithstanding the foregoing, any lease that would have been classified as an operating lease pursuant to GAAP as in effect on [December 31, 2018] shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP, excluding liabilities resulting from a change in GAAP subsequent to the date of the Indenture, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(2)                                 investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtained from S&P or from Moody’s;

(3)                                 investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the

United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500.0 million;

(4)                                 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above;

(5)                                 money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5.0 billion; and

(6)                                 in the case of any Foreign Restricted Subsidiary, other investments that are analogous to the items specified in clauses (1) through (5) above, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Restricted Subsidiary for cash management purposes.

“Change of Control” means the occurrence of any of the following:  (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Weatherford Parent Company), in one or a series of related transactions, of all or substantially all of the properties or assets of the Weatherford Parent Company and its Restricted Subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Weatherford Parent Company or one of its Subsidiaries or a Person controlled by the Weatherford Parent Company or one of its Restricted Subsidiaries; (b) the consummation of any transaction (including, without limitation, any merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) other than the Permitted Holders becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding Voting Stock of the Weatherford Parent Company (excluding a Redomestication of the Weatherford Parent Company); and (c) the first day on which a majority of the members of the Weatherford Parent Company Board of Directors are not Continuing Directors.

“Change of Control Offer” has the meaning specified in Section 1007.

“Change of Control Payment” has the meaning specified in Section 1007.

“Change of Control Payment Date” has the meaning specified in Section 1007.

“Code” has the meaning specified in Section 1001.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock or common shares whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Amortization Expense” for any period means the amortization expense of the relevant Person and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person and its Restricted Subsidiaries, without duplication, the sum of the amounts for such period of:

(1)                                 Consolidated Net Income, plus

(2)                                 in each case only to the extent deducted in determining Consolidated Net Income,

(a)                                 Consolidated Income Tax Expense,

(b)                                 Consolidated Amortization Expense,

(c)                                  Consolidated Depreciation Expense,

(d)                                 Consolidated Interest Expense, and

(e)                                  all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, minus

(3)                                 the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period); and

(4)                                 to the extent included in Consolidated Net Income, any nonrecurring or unusual gain or income (or nonrecurring or unusual loss or expense), together with any related provision for taxes on any such nonrecurring or unusual gain or income (or the tax effect of any such nonrecurring or unusual loss or expense), realized by such Person or any of its Restricted Subsidiaries during such period, shall be excluded.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the relevant Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow of such Person during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with GAAP are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense of such Person for the Four-Quarter Period.  For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                 the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of such Person or Preferred Stock of any Restricted Subsidiary of such Person (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)                                 any asset sale outside the ordinary course of business or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent Guarantor or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months)) in each case occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Parent Guarantor whether or not such pro forma adjustments would be permitted under SEC rules or guidelines.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)                                 if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four- Quarter Period; and

(3)                                 notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the relevant Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(1)                                 imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

(2)                                 the net costs associated with Hedging Obligations related to interest rates;

(3)                                 amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(4)                                 the interest portion of any deferred payment obligations;

(5)                                 all other non-cash interest expense;

(6)                                 capitalized interest;

(7)                                 all dividend payments on any series of Disqualified Equity Interests of the Parent Guarantor or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Parent Guarantor or to the Parent Guarantor or a Restricted Subsidiary);

(8)                                 all interest payable with respect to discontinued operations; and

(9)                                 all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness.

“Consolidated Net Income” for any period means the net income (or loss) of a specified Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded in calculating such net income (or loss), to the extent otherwise included therein, without duplication:

(1)                                 the net income (or loss) of any Person (other than a Restricted Subsidiary) in which the specified Person or its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the specified Person or any of its Restricted Subsidiaries during such period;

(2)                                 except to the extent includible in the net income (or loss) of the specified Person pursuant to the foregoing clause (1), the net income (or loss) of any other Person that accrued prior to the date that (a) such other Person becomes a Restricted Subsidiary of the specified Person or is merged into or consolidated with the specified Person or any of its Restricted Subsidiaries or (b) the assets of such other Person are acquired by the specified Person or any of its Restricted Subsidiaries;

(3)                                 the net income of any Restricted Subsidiary of the specified Person (other than the Issuer or a Subsidiary Guarantor) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived;

(4)                                 gains or losses attributable to discontinued operations;

(5)                                 any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent Guarantor or any Restricted Subsidiary upon the acquisition of any securities, or the extinguishment of any Indebtedness, of the specified Person or any Restricted Subsidiary;

(6)                                 gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7)                                 unrealized gains and losses with respect to Hedging Obligations;

(8)                                 the cumulative effect of any change in accounting principles or policies;

(9)                                 extraordinary gains and losses and the related tax effect;

(10)                          non-cash charges or expenses with respect to the grant of stock options, restricted stock or other equity compensation awards; and

(11)                          goodwill write-downs or other non-cash impairments of assets.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less, to the extent included in a determination of “Total Assets,” and without duplication, all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Weatherford Parent Company who (a) was a member of such Board of Directors on the date of the issuance of the Notes or (b) was nominated for election or appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, appointment or election (either by a specific vote or by approval of the Weatherford

Parent Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in relation to the Notes shall be administered, which office on the date hereof is located at [•], or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“corporation” includes corporations, companies, associations, partnerships, limited partnerships, limited liability companies, joint-stock companies and trusts.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of Section 1008.

“Credit Agreement” means the [Credit Agreement dated as of [•], 2019], among the Issuer, the Parent Guarantor, the other Subsidiaries of the Parent Guarantor from time to time party thereto, [•], as administrative agent and swingline lender, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement made in the commercial bank market exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.(3)

“Credit Facilities” means one or more debt facilities or indentures (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, swingline loans, term loans, overdraft loans, debt securities, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Parent Guarantor as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-

(3)  NTD: To be updated.

Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt” means any obligation created or assumed by any Person for the repayment of money borrowed and any Purchase Money Indebtedness created or assumed by such Person and any guarantee of the foregoing.

“Default” means any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Definitive Notes” means certificated Notes that are not required to bear the legend set forth in the first paragraph of Section 202.

“Depositary” means, with respect to Notes issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company (“DTC”) or any other clearing agency registered under the Exchange Act that is designated to act as successor Depositary for such Notes.

“Designation” has the meaning given to this term in Section 1006.

“Designation Amount” has the meaning given to this term in Section 1006.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of a change of control occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 1007, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions of Section 1007.

“Dollars,” “U.S. dollars” or “$” shall mean the coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts.

“DTC” has the meaning specified in the definition of Depositary.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Event of Default” has the meaning specified in Section 501.

“Excess Proceeds” has the meaning specified in Section 1012.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning specified in Section 104.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Parent Guarantor.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary not organized or existing under the laws of the United States, any State thereof or the District of Columbia, other than a Guarantor.

“Funding Guarantor” has the meaning specified in Section 1405.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Global Notes” means a permanent global Note bearing the legend set forth in Section 201.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness or other obligation of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Guarantors” means the Parent Guarantor and each Subsidiary Guarantor, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under option, swap, cap, collar, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent Guarantor shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)                                 all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)                                 all obligations of such Person evidenced by bonds, debentures, bankers’ acceptances, notes or other similar instruments;

(3)                                 all non-contingent reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions;

(4)                                 all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and other obligations and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(5)                                 the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or, with respect to any Subsidiary of such Person, any Preferred Stock;

(6)                                 all Capitalized Lease Obligations of such Person to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(7)                                 all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)                                 all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of such Person or its Subsidiaries that is guaranteed by such Person or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis; and

(9)                                 to the extent not otherwise included in this definition, net Hedging Obligations of such Person to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.  For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests or Preferred Stock that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests or Preferred Stock, as applicable, as if such Disqualified Equity Interests or Preferred Stock were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

The term “Indebtedness” excludes any repayment or reimbursement obligation of such Person or any of its Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Indenture” has the meaning stated in the first paragraph of the Indenture.

“Indenture Obligations” has the meaning specified in Section 1401.

“Independent Director” means a director of the Parent Guarantor who is independent with respect to the transaction at issue.

“Insolvency or Liquidation Proceeding” has the meaning specified in Section 607.

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Investment Grade Rating” means, with respect to the Notes, a rating equal to or higher than Baa3 (or the equivalent under any successor ratings categories of Moody’s) by Moody’s and BBB- (or the equivalent under any successor ratings categories by S&P) by S&P.

“Investments” of any Person means:

(1)                                 all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)                                 all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3)                                 all other items that would be classified as investments in another Person on a balance sheet of such Person prepared in accordance with GAAP; and

(4)                                 the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made.  The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 1006.  If the Parent Guarantor or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Parent Guarantor shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained.  Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Parent Guarantor shall be deemed not to be Investments.

“Issue Date” means the first date on which the Notes are issued under the Indenture.

“Issuer” means the Person named as the “Issuer” in the first paragraph of the Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by an Officer and delivered to the Trustee.

“Judgment Currency” has the meaning specified in Section 117.

“Legal Defeasance” has the meaning specified in Section 1302.

“Lien” means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law; provided that “Lien” shall not include or cover setoff rights and other standard arrangements for netting payment obligations in the settlement of obligations arising under (i) ISDA standard documents or agreements otherwise customary in swap or hedging transactions, (ii) deposit, securities and commodity accounts and (iii) banking services (credit cards for commercial customers (including commercial credit cards and purchasing cards), stored value cards, merchant processing services and treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services)).

“Make Whole Premium” means, with respect to a Note at any time as calculated by the Issuer, the excess, if any, of (a) the present value at such time of (i) the redemption price of such Note at [  ], 2021 pursuant to Section 1103(a) plus (ii) any required interest payments due on such Note through [   ], 2021 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Parent Guarantor or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any noncash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash or Cash Equivalents pursuant to Section 1012), net of:

(1)                                 the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, title and recording tax expenses and sales commissions, severance and associated costs, expenses and charges of personnel and any relocation expenses relating to the properties or assets subject to or incurred as a result of the Asset Sale;

(2)                                 taxes paid or payable or required to be accrued as a liability under GAAP as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)                                 amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale;

(4)                                 all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale; and

(5)                                 any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Parent Guarantor or any of its Restricted Subsidiaries (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction) until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Parent Guarantor or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)                                 as to which neither the Parent Guarantor nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)                                 no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent Guarantor or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Notes” means the 11.00% Senior Notes due 2024 issued by the Issuer under the Indenture.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer or any Guarantor:  the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, or any other duly authorized officer of the Issuer or such Guarantor, as the case may be, or (save in the case of the Parent Guarantor) any other person duly authorized by any such person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer or a Guarantor, as appropriate, by two of its Officers, one of whom, in the case of any Officers’

Certificate delivered pursuant to Section 1004, must be the principal/chief executive officer, the principal/chief financial officer or the principal/chief accounting officer of the Issuer, that meets the requirements of Section 102 hereof.

“Opinion of Counsel” means a written opinion from counsel, who may be an employee of or counsel for the Issuer, a Guarantor or a Restricted Subsidiary, as the case may be, but in the case of New York or U.S. federal law, will be reputable outside counsel, and in each case, who shall be reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(1)                                 Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                 Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or an Affiliate of the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer or an Affiliate of the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

(3)                                 Notes as to which Legal Defeasance has been effected pursuant to Section 1302; and

(4)                                 Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Issuer. “Parent Guarantor” means the Person named as the “Parent Guarantor” in the first paragraph of the Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

“Pari Passu Indebtedness” means any Indebtedness of the Parent Guarantor that is not Subordinated Indebtedness.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium or interest on any Notes on behalf of the Issuer.

“Permitted Business” means the businesses engaged in by the Parent Guarantor and its Subsidiaries on the Issue Date and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof as determined by the Board of Directors of Parent Guarantor.

“Permitted Business Investment” means Investments in any Person (other than an Unrestricted Subsidiary) made in the course of conducting a Permitted Business, whether through agreements, transactions, joint ventures, expenditures or other arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership, including, without limitation, direct or indirect ownership interests in all types of drilling, transportation and oilfield services assets, property and equipment.

“Permitted Factoring Transactions” means receivables purchase facilities and factoring transactions in existence on the Issue Date or entered into by Parent Guarantor or any Restricted Subsidiary with respect to Receivables originated by Parent Guarantor or such Restricted Subsidiary in the ordinary course of business, which may contain Standard Securitization Undertakings.

“Permitted Holders” means Capital Research and Management Company and its affiliates, on behalf of certain managed funds and accounts and Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts.

“Permitted Indebtedness” has the meaning set forth in the second paragraph of Section 1008.

“Permitted Investment” means:

(1)                                 Investments by the Parent Guarantor or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Parent Guarantor or any Restricted Subsidiary and any Investment held by any such Person at such time that was not incurred in contemplation of such acquisition, merger or consolidation;

(2)                                 Investments in the Parent Guarantor by any Restricted Subsidiary;

(3)                                 loans and advances to directors, employees and officers of the Parent Guarantor and its Restricted Subsidiaries in the ordinary course of business;

(4)                                 Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Parent Guarantor or any Restricted Subsidiary not for the purpose of speculation;

(5)                                 Investments in cash and Cash Equivalents;

(6)                                 receivables owing to the Parent Guarantor or any Restricted Subsidiary if created or acquired in the ordinary course of business; provided, however, that such trade terms may include such concessionary trade terms as the Parent Guarantor or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)                                 Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8)                                 Investments evidencing the right to receive a deferred purchase price or other consideration for the disposition of Receivables and Receivables Related Security in connection with any Permitted Factoring Transaction;

(9)                                 guarantees of performance or similar obligations (other than Indebtedness) arising in the ordinary course of business;

(10)                          lease, utility and other similar deposits in the ordinary course of business;

(11)                          stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent Guarantor or any Restricted Subsidiary or in satisfaction of judgments;

(12)                          Permitted Business Investments;

(13)                          guarantees of Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries permitted in accordance with Section 1008;

(14)                          repurchases of, or other Investments in, the Notes, Secured Indebtedness, and Pari Passu Indebtedness;

(15)                          advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Parent Guarantor or the applicable Restricted Subsidiary deems reasonable under the circumstances;

(16)                          Investments made pursuant to commitments in effect on the Issue Date;

(17)                          Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Parent Guarantor; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(18)                          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(19)                          other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (19) since the Issue Date and then outstanding, do not exceed the greater of (i) $100 million and (ii) [•]% of the Parent Guarantor’s Consolidated Tangible Assets;(4) and

(20)                          performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business.

In determining whether any Investment is a Permitted Investment, the Parent Guarantor may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of Section 1009.

“Permitted Liens” means the following types of Liens:  (i) any governmental Lien, mechanics’, materialmen’s, carriers’ or similar Lien incurred in the ordinary course of business which is not overdue for more than 60 days or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction; (ii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property, (iii) Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by the Parent Guarantor or any Subsidiary in good faith; (iv) Liens of, or to secure performance of, leases; (v) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vi) any Lien upon property or assets acquired or sold by the Parent Guarantor or any Subsidiary resulting from the exercise of any rights arising out of defaults or receivables; (vii) any Lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (viii) any Lien incurred to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business; (ix) any Lien upon any property or assets in accordance with customary banking practice to secure any Indebtedness incurred by the Parent Guarantor or any Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; (x) any Lien upon property or assets in accordance with non-contingent reimbursement obligations of the Parent Guarantor or any Subsidiary in respect of letters of credit, letters of guaranty and similar credit transactions; (xi) any Lien in favor of the United States or any State thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control, or similar revenue bonds; or (xii) additional Liens securing obligations not to exceed the greater of (a) $125 million and (b) [•]% of the Parent Guarantor’s Consolidated Tangible Assets at any one time;(5) (xiii) easements, rights-of-way, use restrictions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any land or interests therein and statutory exceptions to title) and other similar encumbrances incurred in the ordinary course of

(4)  NTD: CTA grower component of basket to be set to corresponding percentage after “fresh start accounting.”

(5)  NTD: CTA grower component of basket to be set to corresponding percentage after “fresh start accounting.”

business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer, the Parent Guarantor or any other Guarantor hereto; and (xiv) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP.

“Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other legal entity of any kind, unincorporated organization or government or agency or political subdivision thereof.

“Place of Payment” means the place or places where the principal of and any premium and interest on the Notes are payable as specified in Section 1002.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or shares or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Process Agent” has the meaning specified in Section 112.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations and Attributable Indebtedness, of the Parent Guarantor or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent Guarantor or any Restricted Subsidiary or the cost of design, installation, construction or improvement thereof; provided, however, that the amount of such Indebtedness shall not exceed such purchase price or cost.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan).  Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Parent Guarantor.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Weatherford Parent Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Weatherford Parent Company (as certified by a resolution of the Weatherford Parent Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Receivables” means any right to payment of Parent Guarantor or any Restricted Subsidiary created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced and whether or not earned by performance (and whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Related Security” means all contracts, contract rights, guarantees and other obligations related to Receivables, all proceeds and collections of Receivables and all other assets and security of a type that are customarily sold or transferred in connection with receivables purchase facilities and factoring transactions of a type that could constitute Permitted Factoring Transactions.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables to repurchase Receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Redesignation” has the meaning given to such term in Section 1006.

“Redomestication” means:

(a)                                 any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action of the Weatherford Parent Company with or into any other person (as such term is used in Section 13(d) of the Exchange Act), or of any other person (as such term is used in Section 13(d) of the Exchange Act) with or into the Weatherford Parent Company, or the sale, distribution or other disposition (other than by lease) of all or substantially all of the properties or assets of the Weatherford Parent Company and its Subsidiaries taken as a whole to any other person (as such term is used in Section 13(d) of the Exchange Act),

(b)                                 any continuation, discontinuation, domestication, redomestication, amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, conversion, consolidation or similar action with respect to the Weatherford Parent Company pursuant to the law of the jurisdiction of its organization and of any other jurisdiction, or

(c)                                  the formation of a Person that becomes, as part of the transaction or series of related transactions, the direct or indirect owner of substantially all of the voting shares of the Weatherford Parent Company (the “New Parent”), if as a result thereof

(x)                                 in the case of any action specified in clause (a), the entity that is the surviving, resulting or continuing Person in such amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action, or the transferee in such sale, distribution or other disposition,

(y)                                 in the case of any action specified in clause (b), the entity that constituted the Weatherford Parent Company immediately prior thereto (but disregarding for this purpose any change in its jurisdiction of organization), or

(z)                                  in the case of any action specified in clause (c), the New Parent

(in any such case, the “Surviving Person”) is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any jurisdiction, whose voting shares of each class of capital stock issued and outstanding immediately following such action, and giving effect thereto, shall be beneficially owned by substantially the same Persons, in substantially the same percentages, as was such capital stock or shares of the entity constituting the Weatherford Parent Company immediately prior thereto and, if the Surviving Person is the New Parent, the Surviving Person continues to be owned, directly or indirectly, by substantially all of the Persons who were shareholders of the Weatherford Parent Company immediately prior to such transaction.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Parent Guarantor or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to refinance, in whole or in part, any Indebtedness of the Parent Guarantor or any Restricted Subsidiary (the “Refinancing Indebtedness”); provided that:

(1)                                 the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness (including undrawn or available committed amounts) does not exceed the principal amount of the Refinanced Indebtedness (including undrawn or available committed amounts) plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)                                 the obligor of the Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness, unless the inclusion of such obligor on the Refinancing Indebtedness would not require it to guarantee the Notes under Section 1014;

(3)                                 if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)                                 the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Notes; and

(5)                                 the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 301.

“Related Taxes” means, without duplication:

(1)                                 any taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar taxes (other than (x) taxes measured by income and (y) withholding imposed on payments made by any Successor Parent), required to be paid (provided such taxes are in fact paid) by any Successor Parent by virtue of its:

(a)                                 being organized or having Equity Interests outstanding (but not by virtue of owning stock or other Equity Interests of any corporation or other entity other than, directly or indirectly, the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries);

(b)                                 being a holding company parent, directly or indirectly, of the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries;

(c)                                  receiving dividends from or other distributions in respect of the Equity Interests of, directly or indirectly, the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries; or

(d)                                 having made any payment in respect to any of the items for which the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries is permitted to make payments to any Successor Parent pursuant to Section 1009; and

(2)                                 if and for so long as the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries is a member of a group filing a consolidated, unitary or combined tax return with any Successor Parent, any taxes measured by income for which such Successor

Parent is liable up to an amount not to exceed with respect to such taxes the amount of any such taxes that Parent Guarantor and its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if Parent Guarantor and its Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of Parent Guarantor and its Subsidiaries.

“Required Currency” has the meaning specified in Section 117.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any director, managing director, vice president, assistant vice president, assistant secretary, assistant treasurer, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Payment” means any of the following:

(1)                                 the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Parent Guarantor or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent Guarantor or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Parent Guarantor or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent Guarantor or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis);

(2)                                 the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Parent Guarantor or any other direct or indirect parent of the Issuer held by Persons other than the Parent Guarantor or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Parent Guarantor);

(3)                                 any Investment other than a Permitted Investment; or

(4)                                 any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any such payment made within one year of any such scheduled maturity or scheduled repayment or sinking fund payment and other than any Subordinated Indebtedness owed to and held by the Parent Guarantor or any Restricted Subsidiary permitted under clause (6) of the definition of “Permitted Indebtedness”).

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of Section 1009.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning specified in Section 1015.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale-Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Parent Guarantor or any Subsidiary, for a period of more than three years, of any real or personal property, which property has been or is to be sold or transferred by the Parent Guarantor or such Subsidiary to such Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means all Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries outstanding under the Credit Agreement or otherwise secured by a Lien permitted hereunder, in each case, together with all obligations with respect thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Security Register” and “Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means the Issuer and any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Parent Guarantor or any Restricted Subsidiary and any lender.

“Specified Holders” means any Person that is both (a) not the Issuer or any Guarantor or any Person directly or indirectly controlled by the Issuer or any Guarantor and (b) (1) a Permitted Holder, (2) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Specified Holder, (3) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Persons referred to in the immediately preceding clauses (1) and (2), (4) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (3) acting solely in such capacity, (5) any investment fund or other entity controlled by, or under common control with, a Specified Holder or the principals that control a Specified Holder, or (6) upon the liquidation of any entity of the type described in the immediately preceding clause (5), the former partners or beneficial owners thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Parent Guarantor or any Restricted Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a receivables financing, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or any Guarantee, respectively.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation of which more than 50.0% of the total voting power of the Voting Stock thereof is at the time owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and

(2)                                 any partnership or similar business organization more than 50.0% of the ownership interests having ordinary voting power of which shall at the time be so owned.

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent Guarantor.  Notwithstanding the foregoing, none of Weatherford\Al-Rushaid Limited, Weatherford Saudi Arabia Limited or Al-Shaheen Weatherford shall be considered a “Subsidiary” for purposes of the Indenture.

“Subsidiary Guarantor” means any Person named as a “Subsidiary Guarantor” in the first paragraph of the Indenture and any other Restricted Subsidiary that after the Issue Date becomes a party to the Indenture for purposes of providing a Guarantee with respect to the Notes, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Successor Parent” means any Person which legally and beneficially owns more than 50% of the Voting Stock and/or Equity Interests of the Parent Guarantor or any Restricted Subsidiary, either directly or through one or more Subsidiaries.

“Successor Person” has the meaning set forth in Section 801.

“Suspended Covenants” has the meaning set forth in Section 1015.

“Suspension Period” has the meaning set forth in Section 1015.

“Swiss Financial Institution” has the meaning specified in Section 1001.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to [     ], 2021; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Issuer shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to [   ], 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Issuer will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which the Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee under the Indenture, and if at any time there is more than one such Person, “Trustee” shall mean the Trustee with respect to the Notes.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent Guarantor in accordance with Section 1006 and (2) any Subsidiary of an Unrestricted Subsidiary.  Notwithstanding the preceding, if at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary in Section 1006, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United

States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, each of which are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weatherford Parent Company” means initially the Parent Guarantor or, if a Redomestication has occurred subsequent to the Issue Date and prior to the event in question or the date of determination, the Surviving Person resulting from such prior Redomestication.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Parent Guarantor or another Wholly-Owned Subsidiary.

Section 102.                             Compliance Certificates and Opinions.

Upon any application or request by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under any provision of the Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by the Issuer or a Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in the Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include,

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.                             Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under the Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.                             Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the Indenture to be given, made or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Guarantors.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and conclusive in favor of the Trustee and the Issuer and, if applicable, the Subsidiary Guarantors, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

The ownership, principal amount and serial numbers of Notes held by any Person, and the date of commencement of such Person’s holding of same, shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer or, if applicable, the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

The Issuer may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by the Indenture to be given, made or taken by Holders of Notes, provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of (i) any notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder of Notes in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to each other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 106, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 105.                             Notices, Etc., to Trustee, Issuer and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with,

(1)                                 the Trustee by any Holder or by the Issuer or by any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2)                                 the Issuer or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, addressed to the Issuer or the Guarantor, as the case may be, in c/o Weatherford International, LLC, at 2000 St. James Place, Houston, Texas 77056, Attention:  Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Issuer or the Guarantors.

Section 106.                             Notice to Holders; Waiver.

Where the Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (or sent electronically in accordance with the procedures of the Depositary in cases where the Holder is the Depositary or its nominee) to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  If notice is mailed to Holders in the manner provided in this Section 106, it is duly given, whether or not the addressee receives it.  Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.                             Conflict with Trust Indenture Act.

If any provision of the Indenture limits, qualifies or conflicts, with the duties imposed by Section 318(c) of the Trust Indenture Act, the imposed duties will control. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern the Indenture, such required provision of the Trust Indenture Act shall control.  If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the Trust Indenture Act provision shall be deemed to apply to the Indenture as so modified or shall be excluded, as the case may be.

Section 108.                             Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.                             Successors and Assigns.

All covenants and agreements in the Indenture by the Issuer, the Guarantors or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 110.                             Separability Clause.

In case any provision in the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforce ability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.                             Benefits of Indenture.

Nothing in the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.  Notwithstanding the foregoing sentence, the Trustee, in each of its representative capacities hereunder, including as Registrar and Paying

Agent, shall have all the rights, benefits, protections and immunities afforded by the Indenture to the Trustee in its capacity as such.

Section 112.                             Governing Law; Submission to Jurisdiction.

THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

To the fullest extent permitted by applicable law, each of the Issuer and the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of any Federal or state court located in the Borough of Manhattan in New York, New York in any suit, action or proceeding based on or arising out of or relating to the Indenture or the Notes and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum.  Each of the Issuer and the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of Bermuda (or any other courts of any other jurisdiction to which either of them is subject) by a suit upon such judgment, provided that service of process is effected upon the Issuer.  Each of the Issuer and the Guarantors hereby irrevocably designates and appoints [CT Corporation Systems, New York, New York] (the “Process Agent”) as its authorized agent for purposes of this Section 112, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Issuer or such Guarantor, as the case may be.  Each of the Issuer and the Guarantors further agrees that, unless otherwise required by law, service of process upon the Process Agent and written notice of said service to the Issuer or a Guarantor, as the case may be, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Issuer or such Guarantor, as the case may be, in any such suit or proceeding.  Each of the Issuer and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue such designation and appointment of the Process Agent in full force and effect so long as the Issuer or such Guarantor, as the case may be, has any outstanding obligations under the Indenture.  To the extent the Issuer or a Guarantor, as the case may be, has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, each of the Issuer and such Guarantor hereby irrevocably waives such immunity in respect of its obligations under the Indenture to the extent permitted by law.

Section 113.                             Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, purchase date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes), payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or purchase date, or at the Stated Maturity, and no additional interest will accrue solely as a result of such delayed payment.

Section 114.                             No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, shall have any liability for any Indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such Indebtedness, obligations or liabilities or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 115.                             No Adverse Interpretation of Other Agreements.

The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

Section 116.                             U.S.A. PATRIOT Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the U.S.A. PATRIOT Act (“Applicable Banking Laws”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee, upon its request from time to time, such identifying information and documentation as may be available for such parties in order to enable the Trustee to comply with Applicable Banking Laws.

Section 117.                             Payment in Required Currency; Judgment Currency.

Each of the Issuer and the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in Dollars in respect of the principal of, or premium, if any, or interest on, the Notes (the “Required Currency”) into another currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in New York, New York the Required Currency with the Judgment Currency on the day on which final non-appealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in New York, New York the Required Currency with the Judgment Currency on the Business Day next preceding the day on which final non-appealable judgment is entered and (b) its obligations under the Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subclause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture.

Section 118.                             Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under the Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 119.                             Counterpart Originals.

The parties may sign any number of copies of the Indenture, and each party hereto may sign any number of separate copies of the Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of the Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ARTICLE TWO
NOTE FORMS

Section 201.                             Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in substantially the respective forms set forth in Annex A hereto, and the notations of Guarantee shall be in substantially the form set forth in Annex B hereto.  The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officers executing such Notes as evidenced by their execution thereof.

The Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

As provided in Section 203, the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited with the Trustee, as Securities Custodian for the Depositary.

Section 202.                             Legends for Notes.

Every Global Note authenticated and delivered under the Indenture shall bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 203.                             Global Notes.

The Notes are being issued pursuant to an exercise of rights to acquire the Notes obtained in an offering exempt from registration under the Securities Act in reliance on Section 1145 of the Bankruptcy Law, in the form of a permanent Global Note substantially in the form of Annex A, including appropriate legends as set forth in Section 202, duly executed by the Issuer and authenticated by the Trustee as herein provided and deposited upon issuance with the Trustee, as Securities Custodian.  The Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.  The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, as hereinafter provided.

ARTICLE THREE
THE NOTES

Section 301.                             Title and Terms.

The Notes shall be entitled the “11.00% Senior Notes due 2024.”  The Trustee shall authenticate and deliver on the Issue Date $[2,100,000,000] in aggregate principal amount of the Notes, upon delivery of an Issuer Order.

The Notes will mature on [•](6), 2024.  Interest on the Notes will accrue at the rate of 11% per annum, and will be payable semiannually in cash on each [•] and [•], commencing on [•], 2019 in the case of the Notes, to the Persons who are registered Holders of Notes at the close of business on the [•] and [•] immediately preceding the applicable Interest Payment Date.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding the actual Interest Payment Date.

The Notes shall be redeemable as provided in Article Eleven and subject to Legal Defeasance and Covenant Defeasance as provided in Article Thirteen.  The Notes shall have such other terms as are indicated in Annex A.

Section 302.                             Denominations.

The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303.                             Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer by one of its Officers.  If its corporate seal is reproduced thereon, it shall be attested by the Secretary or an Assistant Secretary of the Issuer.  The signature of any of these officers on the Notes may be manual or facsimile.

If the Issuer elects to reproduce its corporate seal on the Notes, then such seal may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of the Indenture and as provided in Section 301, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Annex A, signed manually in the name of the Trustee by an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  Notwithstanding

(6)  NTD: to be 5 years from the Effective Date of the Plan - “Effective Date” means the first Business Day on which the conditions specified in Article IX of this Plan, have been satisfied or waived in accordance with the terms of Article IX.

the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 309, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of the Indenture.

Section 304.                             Temporary Notes.

Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes in either global or certificated form, as appropriate, in each case, in registered form, to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer in a Place of Payment, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under the Indenture as definitive Notes.

Section 305.                             Registrar, Global Notes and Definitive Notes.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes.  The Trustee is hereby appointed “Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Book-Entry Provisions.  The provisions of clauses (1) through (6) below shall apply only to Global Notes:

(1)                                 Each Global Note authenticated under the Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof, delivered to the Trustee, as Securities Custodian, and bear appropriate legends as set forth in Section 202.  Transfers of a Global Note (but not a beneficial interest therein).will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in this Section 305.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)                                 Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the Securities Custodian, and DTC may be treated by the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(3)                                 In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to this Article Three to beneficial owners who are required to hold Definitive Notes, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount.

(4)                                 In connection with the transfer of an entire Global Note to beneficial owners pursuant to this this Article Three, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(5)                                 The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(6)                                 Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

Definitive Notes.  The provision of clauses (i) — (iv) below shall apply only to Definitive Notes.

(i)                                     Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes.  If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with DTC’s and the Registrar’s procedures.  In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Issuer within 90 days of such notice, (B) subject to DTC’s rules, the Issuer, at its option, delivers to the Trustee and Registrar written notice stating that such Global Note shall be so exchangeable or (C) an Event of Default has occurred and is continuing and DTC notifies the Issuer and the Trustee of DTC’s decision to exchange such Global Note for Definitive Notes.  In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A), (B) or (C) of the immediately preceding sentence, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

(ii)                                  If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

(iii)                               If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

Section 306.                             Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 307.                             Payment of Interest; Interest Rights Preserved.

If the Issuer defaults in a payment of principal, interest or premium, if any, on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in the Notes (“Defaulted Interest”). The Issuer may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid.

Subject to the foregoing provisions of this Section, each Note delivered under the Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 308.                             Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Note and for all other purposes whatsoever (except as required by applicable tax laws), whether or not such Note be overdue, and none of the Issuer, the Guarantors, the Trustee nor any of their respective agents shall be affected by notice to the contrary.

None of the Issuer, the Guarantors, the Trustee, nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 309.                             Cancellation.

All Notes surrendered for payment, redemption, purchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by the Indenture.  All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard provisions or as directed by an Issuer Order.

Section 310.                             Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.                             Transfer and Exchange.

General Provisions.  A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 311.  The Trustee shall promptly register any transfer or exchange that meets the requirements of this Section 311 by noting the same in the Security Register maintained by the Trustee for the purpose, and no transfer or exchange shall be effective until it is registered in such register.  The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 311 and Section 203, as applicable, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depository.  The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

Retention of Written Communications.  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 311.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                   To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article Two, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii)                                No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon an exchange pursuant to Section 304, 906, 1007, 1012 or 1108 not involving any transfer).

(iii)                             The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note

(A)                               for a period (1) of 15 days before giving any notice of redemption of Notes or (2) beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date or (B) selected for redemption, except the unredeemed portion of any Note being redeemed in part.

(iv)                            Prior to the due presentation for registration of transfer of any Note, the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the owner of such Note for the purpose of receiving any payment on such Note and for all other purposes whatsoever, including the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)                               All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

No Obligation of the Trustee.  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, Agent Member or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may conclusively rely and shall be fully protected in so relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners.  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Affiliate Holders.  After the Issue Date, by accepting a beneficial interest in a Global Note, any Person that is an Affiliate of the Issuer agrees to give notice to the Issuer, the Trustee and the Registrar of the acquisition and its Affiliate status.

Section 312.                             When Securities Disregarded.

Notwithstanding anything to the contrary in the Indenture, each of Section 315(d)(3) and Section 316(a)(1) of the Trust Indenture Act is hereby expressly excluded from the Indenture for all purposes. In determining whether the Holders of the required principal amount of Outstanding Notes have concurred in any direction, waiver, consent, approval or other action of Holders, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded, except that (a) Notes owned by Specified Holders shall not be so disregarded and (b) for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent, approval or other action of Holders, only Notes that the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver, consent, approval or other action of Holders with respect to the Notes and that the pledgee is either (i) not the Issuer, any Guarantor or any Person directly or indirectly controlled by the Issuer or any Guarantor or (ii) a Specified Holder. Also, subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

Section 313.                             Calculation of Specified Percentage of Notes.

With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then Outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of the Notes then Outstanding, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then Outstanding, in each case, as determined in accordance with Section 312 of the Indenture. Any such calculation made pursuant to this Section 313 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

ARTICLE FOUR
SATISFACTION AND DISCHARGE

Section 401.          Satisfaction and Discharge of Indenture.

The Indenture shall be discharged and shall cease to be of further effect, and the Trustee, upon Issuer Request and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when

(1)           either

(a)           all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)           all Notes not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, or

(iii)          have been called for redemption pursuant to the provisions of Article Eleven,

and the Issuer or any Guarantor in the case of (i), (ii) or (iii) of subclause (b), has irrevocably deposited or caused to be irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, cash in Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Issuer has paid or caused to be paid all other sums payable under the Indenture by the Issuer;

(3)           the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited funds towards the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be; and

(4)           the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent in the Indenture to the satisfaction and discharge of the Indenture have been Complied with.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Issuer to the Holders under Sections 305 and 306, the obligations of the Issuer to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if cash or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive so long as any Notes are Outstanding.

Section 402.          Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all cash and U.S. Government Obligations.(including the proceeds thereof) deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Subsidiary acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such cash and U.S. Government.  Obligations (including the proceeds thereof) have been deposited with the Trustee.

ARTICLE FIVE
REMEDIES

Section 501.          Events of Default.

An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           failure to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(2)           failure to pay principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, required purchase, acceleration or otherwise;

(3)           failure by the Issuer or any Guarantors to comply with any of their respective agreements or covenants under Article Eight or failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer under Section 1007;

(4)           (a) except with respect to the covenant contained in Section 704 or as described in clause (3) above, failure by the Parent Guarantor or any Restricted Subsidiary to comply with any other covenant or agreement contained in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then Outstanding, or (b) failure by the Parent Guarantor for 180 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25.0% of the aggregate principal amount of the Notes then Outstanding to comply with the covenant contained in Section 704;

(5)           default by the Parent Guarantor or any Restricted Subsidiary under any mortgage, indenture or other instrument or agreement under which there is issued or by which there is secured or evidenced Indebtedness for borrowed money by the Parent Guarantor or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)           is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b)           results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Parent Guarantor or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing aggregates $75.0 million or more;

(6)           one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $100.0 million shall be rendered against the Parent Guarantor, any of its Significant Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(7)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Parent Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary, or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(8)           (i) the commencement by the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent or (ii) the consent by it or them to the entry of a decree or order for relief in respect of the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or (iii) the filing by it or them of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by it or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Parent Guarantor or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the last audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary or of any substantial part of its or their property, or (v) the making by it or them of an assignment for the benefit of creditors, or the admission by it or them in writing of its or their inability to pay its or their debts generally as they become due; or

(9)           any Guarantee of the Notes ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

Section 502.          Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(7) or 501(8) with respect to the Parent Guarantor) shall have occurred and be continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable, and upon any such declaration the aggregate principal of and accrued and unpaid interest on all of the Outstanding Notes shall become due and payable immediately.  If an Event of Default specified in Section 501(7) or 501(8) occurs with respect to the Parent Guarantor, the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Outstanding Notes shall become immediately due and payable, without any further action or notice to the extent permitted by law.

At any time after such an acceleration declaration occurs, but before a judgment or decree based on acceleration the Holders of a majority in aggregate principal amount of the Notes, by written notice to the Issuer and the Trustee, may rescind and annul such acceleration declaration and its consequences if

(a)           such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)           the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(A)          all overdue interest on all the Notes,

(B)          the principal of (and premium, if any, on) any such Notes which have become due otherwise than by such acceleration declaration and any interest thereon at the rate or rates prescribed therefor in the Notes,

(C)          to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in the Notes, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(c)           all Events of Default, other than the non-payment of the principal of, and interest on, the Notes that have become due solely by such acceleration declaration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.          Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Notes or the Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor upon the Notes (and collect in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable).

Section 504.          Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuer, the Guarantors or any other obligor upon the Notes, or the property or creditors of the Issuer or the Guarantors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505.          Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 506.          Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 607;

SECOND:  To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and any premium and interest, respectively; and

THIRD:  The remainder, if any, shall be paid to the Guarantors or the Issuer, as applicable, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 507.          Limitation on Suits.

A Holder of Notes may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)           the Holder or Holders of at least 25.0% in aggregate principal amount of the Outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)           during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains a preference or priority over such other Holders).

Section 508.          Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in the Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Notes on the Stated Maturity expressed in such Notes (or, in the case of redemption or offer by the Issuer to purchase the Notes pursuant to the terms of the Indenture, on the Redemption Date or purchase date, as applicable), and to bring suit for the enforcement of any such payment, which right shall not be impaired without the consent of such Holder.

Section 509.          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.          Control by Holders.

Subject to Section 603(5), the Holders of a majority in aggregate principal amount of the then Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(1)           the Trustee may refuse to follow any direction that conflicts with any rule of law or with the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and

(2)           the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with any such direction received from such Holders of Notes.

Section 513.          Waiver of Existing Defaults.

The Holders of a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default

(1)           in the payment of the principal of or any premium or interest on the Notes (including any Note which is required to have been purchased by the Issuer pursuant to an offer to purchase by the Issuer made pursuant to the terms of the Indenture), or

(2)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver with respect to an existing default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer.

Section 515.          Waiver of Usury, Stay or Extension Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and each of the Issuer and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
THE TRUSTEE

Section 601.          Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.  Notwithstanding the foregoing, no implied covenants shall be read into the Indenture against the Trustee, and no provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.          Notice of Defaults.

If a default occurs hereunder which is actually known to a Responsible Officer of the Trustee, the Trustee shall give the Holders of the Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) or 501(5), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default”

means any Event of Default and any event which is, or after notice or lapse of time or both would become, an Event of Default.

The Trustee shall not be deemed to have notice of any default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee from the Issuer or a Holder at the Corporate Trust Office of the Trustee, and such notice references such Notes and the Indenture.

Section 603.          Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)           the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes authorized or within its rights;

(9)           The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility);

(10)         The Trustee shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof.  The Trustee may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; and

(11)         In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 604.                             Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of the Indenture or of the Notes.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 605.                             May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

Section 606.                             Money Held in Trust.

Money and U.S. Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 607.                             Compensation and Reimbursement.

The Issuer agrees:

(1)           to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3)           to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph

(4)           or (8) of Section 501 of the Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.  For the purposes of this paragraph, “Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets, or (b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

The obligations of the Issuer under this Section 607 shall survive the satisfaction and discharge of the Indenture.

To secure the Issuer’s payment obligations in this Section 607, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of the Indenture.

Section 608.                             Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or, except as otherwise provided in Section 310(b) of the Trust Indenture Act, resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture.

Section 609.                             Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder.  Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50.0 million.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.                             Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time by giving written notice thereof to the Issuer.  If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes (voting as a single class), delivered to the Trustee and to the Issuer.

If at any time:

(1)           the Trustee shall fail to comply with Section 608 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months;

(2)           the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by a resolution duly passed by its Board of Directors may remove the Trustee, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Issuer, by a resolution duly passed by its Board of Directors, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 611.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes (voting as a single class) delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuer.  If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 611.                             Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.                             Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 613.                             Preferential Collection of Claims Against Issuer.

If and when the Trustee shall be or become a creditor of the Issuer or any other obligor upon the Notes, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or any such other obligor.

Section 614.                             Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of the Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in the Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50.0 million and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Notes with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 701.                             Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Trustee

(1)           semi-annually, not later than each Interest Payment Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the preceding Regular Record Date, and

(2)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 702.                             Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under the Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703.                             Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under the Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the SEC and with the Issuer.  The Issuer will notify the Trustee when any Notes are listed on any stock exchange

Section 704.                             Reports by Issuer.

(a)           Whether or not required by the SEC, so long as any Notes are Outstanding, the Parent Guarantor will furnish to the Trustee and the Holders of Notes, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) within the time periods specified in the SEC’s rules and regulations:

(2)           all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Parent Guarantor were required to file such reports; and

(3)           all current reports that would be required to be filed with the SEC on Form 8-K if the Parent Guarantor were required to file such reports.

(b)           If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, and such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries.

(c)           For so long as any Notes remain outstanding and constitute ‘‘restricted securities’’ under Rule 144, the Parent Guarantor will furnish to the holders of the Notes, and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)           Delivery of reports, information and documents to the Trustee under this Section 704 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.                             Issuer and Guarantors May Consolidate, Etc., Only on Certain Terms.

Neither the Issuer nor any Guarantor shall consolidate or amalgamate with, or merge into, any other Person, or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person unless:

(1)           the Person formed by such consolidation or amalgamation or into which the Issuer or such Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases the properties and assets of the Issuer or such Guarantor, as the case may be, as, or substantially as, an entirety shall be a corporation (the “Successor Person”) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, (a) in the case of a Successor Person to the Issuer, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of the Indenture then in effect on the part of the Issuer to be performed or observed or (b) in the case of a Successor Person to such Guarantor, all of the obligations of such Guarantor under the Guarantee of such Guarantor and the performance or observance of every covenant of the Indenture then in effect on the part of such Guarantor to be performed or observed;

(2)           immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

(3)           the Issuer or such Guarantor, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

However, clause (1) of this Section 801 shall not apply in circumstances under which Section 1404 provides for the release of the Guarantee of such Guarantor.

Section 802.                             Successor Substituted.

Upon any consolidation or amalgamation of the Issuer or a Guarantor, as the case may be, with or merger of the Issuer or a Guarantor, as the case may be, into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or a Guarantor, as the case may be, as, or substantially as, an entirety in accordance with Section 801, the Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture with the same effect as if such Successor Person had been named therein as the Issuer or such Guarantor, as the case may be, and thereafter, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from all obligations and covenants under the Indenture, the Notes and the Guarantees, as the case may be, and may liquidated and dissolve.

ARTICLE NINE
SUPPLEMENTAL INDENTURES

Section 901.                             Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in order to amend or supplement the Indenture, the Guarantees or the Notes for any of the following purposes:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that, any such Note will be in registered form for U.S. federal income tax purposes);

(3)           to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a consolidation, amalgamation, merger or other transaction in compliance with Article Eight;

(4)           to add any Guarantor or to acknowledge the release of any Guarantor from any of its obligations under its Guarantee and the other provisions of the Indenture (to the extent in accordance with the Indenture);

(5)           to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights of any Holder;

(6)           to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7)           to secure the Notes or any Guarantees or any other obligation under the Indenture;

(8)           to evidence and provide for the acceptance of appointment by a successor trustee; or

The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder.

Any supplemental indenture authorized by the provisions of this Section 901 may be executed by the Issuer, the Guarantors and the Trustee without the consent of the Holders, notwithstanding any of the provisions of Section 902.

Section 902.                             Supplemental Indentures With Consent of Holders.

With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes affected thereby (voting as a separate class), including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or any Guarantees or, subject to Section 513, waive any existing Default or Event of Default or compliance with any provision of the Indenture (which may include consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).  However, without the consent of each Holder affected thereby, no such amendment, supplement or waiver may (with respect to any Note held by a non-consenting Holder):

(1)           reduce, or change the maturity of, the principal of any Note;

(2)           reduce the rate of or extend the time for payment of interest on any Note;

(3)           reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to Section 1007) shall not be deemed a redemption of the Notes;

(4)           make any Note payable in money or currency other than that stated in the Notes;

(5)           modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;

(6)           reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to the Indenture, the Guarantees or the Notes;

(7)           waive a default in the payment of principal of, or premium, if any, or interest on, any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8)           impair the rights of Holders to receive payments of principal of or interest or premium, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9)           release any Guarantor from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture; or

(10)         make any change in these amendment, supplement and waiver provisions.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

After an amendment or supplement under this Section 902 becomes effective, the Issuer shall send to the Holders a notice briefly describing such amendment or supplement.  However, the failure to give such notice to all such Holders, or any defect in the notice, will not impair or affect the validity of the amendment or supplement.

Section 903.          Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Section 904.          Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.          Conformity with Trust Indenture Act.

Subject to Section 312, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 906.          Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if so required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and such new Notes may be authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE TEN
COVENANTS

Section 1001.       Payment of Principal, Premium and Interest.

The Issuer covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and the Indenture.  Principal, premium, if any, and interest will be considered paid on the date due if a Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law) on overdue principal and premium, if any, at the interest rate specified in the Notes to the extent lawful; and it will pay interest (including post-petition interest in any proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 1002.       Maintenance of Office or Agency.

The Issuer will maintain, in the City and State of New York and in any other Place of Payment, an office or agency where Notes may be presented or surrendered for payment, and it will maintain an office or agency in the continental United States where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.  The Issuer hereby irrevocably designates as a Place of Payment for the Notes the City and State of New York, and initially appoints [•] as the Issuer’s office or agency in such city where the Notes may be presented or surrendered for payment.

The Issuer or any Subsidiary may act as Registrar or Paying Agent.  The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, in each case without notice to the Holders; provided, however, that the Issuer will maintain a Paying Agent and Registrar in the City and State of New York so long as any Notes are Outstanding.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003.       Money for Notes Payments to Be Held in Trust.

If the Issuer or any Subsidiary shall at any time act as its own Paying Agent, it will, before 11:00 a.m., New York City time, on each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, prior to 11:00 a.m., New York City time, on each due date of the principal of or any premium or interest on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Issuer or any other obligor upon the Notes in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or a Subsidiary, in trust for the payment of the principal of or any premium or interest on the Notes and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that, if there are then Outstanding any Notes not in global form, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City and State of New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 1004.       Annual Compliance Certificate; Statement by Officers as to Default.

(a)           The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer ending after the Issue Date an Officers’ Certificate signed by the principal executive officer, the principal accounting officer or the principal financial officer of the Issuer, stating that a review of the activities of the Parent Guarantor and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each of the Issuer and the Guarantors has performed its obligations under the Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe such Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

(b)           The Issuer shall, so long as any Note is Outstanding, deliver to the Trustee within 30 days after the occurrence of a Default, written notice (which need not be an Officers’ Certificate) specifying such Default, and what action the Issuer is taking or proposes to take with respect thereto.

Section 1005.       Existence.

Subject to Article Eight, the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and, if applicable, the Guarantors shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or such Guarantor, as the case may be.

Section 1006.       Limitation on Designation of Unrestricted Subsidiaries.

The Board of Directors of the Parent Guarantor may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Parent Guarantor as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)           no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)           the Parent Guarantor would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 1009, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent Guarantor’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:

(1)           all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for any guarantee given solely to support the pledge by the Parent Guarantor or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Parent Guarantor or any Restricted Subsidiary, and except for any guarantee of Indebtedness of such Subsidiary by the Parent Guarantor or a Restricted Subsidiary that is permitted as both an incurrence of Indebtedness and an Investment (in each case in an amount equal to the amount of such Indebtedness so guaranteed) permitted by Section 1008;

(2)           on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding (other than a guarantee permitted under clause (1) above) with the Parent Guarantor or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are not materially less favorable to the Parent Guarantor or the Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Parent Guarantor; and

(3)           such Subsidiary is a Person with respect to which neither the Parent Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such Person or

(a)           to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results (in each case other than a guarantee permitted under clause (1) above) (it being understood that any contractual arrangements between the Parent Guarantor or any of its Restricted Subsidiaries and such Subsidiary pursuant to which such Subsidiary sells products or provides services to the Parent Guarantor or such Restricted Subsidiary in the ordinary course of business are not included in this clause (3)).

Any such Designation by the Board of Directors of the Parent Guarantor shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Parent Guarantor giving effect to such Designation and an Officers’ Certificate certifying that such Designation complies with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 1008 or the Lien is not permitted under Section 1010, the Parent Guarantor shall be in default of the applicable covenant.

The Board of Directors of the Parent Guarantor may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)           no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)           all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Parent Guarantor giving effect to such designation and an Officers’ Certificate certifying that such Redesignation complies with the foregoing conditions.

Section 1007.       Purchase of Notes Upon a Change of Control.

Upon the occurrence of a Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes under Section 1103, each Holder of Notes will have the right, except as provided below, to require that the Issuer purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price equal to 101.0% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

Not later than 30 days following any Change of Control, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1)           describing the transaction or transactions that constitute the Change of Control;

(2)           offering to purchase, pursuant to the procedures required hereby and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Payment, all Notes that are properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m., New York City time, on the second Business Day preceding the Change of Control Payment Date; and

(3)           describing the procedures, as determined by the Issuer, consistent with the Indenture, that Holders must follow to accept the Change of Control Offer.

On or before the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of the Notes or portions of Notes properly tendered.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes (of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2)           deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such record date.

A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) the Issuer has given notice of the redemption of all of the Notes then Outstanding under Section 1103, unless and until there is a default in the payment of the applicable Redemption Price.

If Holders of not less than 90.0% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer to redeem all Notes that remain Outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Payment, plus, to the extent not included in the Change of Control Payment price, accrued and unpaid interest, if any, to the date of redemption.

The Issuer will comply with all applicable securities legislation in the United States, including, without limitation the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 1007, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1007 by virtue of such compliance.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 1008.       Limitation on Additional Indebtedness.

The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Parent Guarantor or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis (including giving pro forma effect to the application of the proceeds thereof), the Parent Guarantor’s Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1)           Indebtedness of the Parent Guarantor or any Restricted Subsidiary under one or more Credit Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), not to exceed $1,000.0 million;

(2)           Indebtedness under (a) the Notes and (b) the Guarantees of the Notes;

(3)           Indebtedness of the Parent Guarantor and its Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1), (2) and (6) of this paragraph);

(4)           (a) guarantees by the Issuer or any Guarantor of Indebtedness permitted to be incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes or the Guarantees, as the case may be, and (b) guarantees of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors;

(5)           Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Parent Guarantor or any Restricted Subsidiary and not for the purpose of speculation;

(6)           Indebtedness of the Parent Guarantor owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Parent Guarantor or any other Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Parent Guarantor or any other Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Parent Guarantor or any other Restricted Subsidiary shall be deemed, in each case of this proviso, to constitute an incurrence of such Indebtedness not permitted by this clause (6);

(7)           Indebtedness of the Parent Guarantor or any Restricted Subsidiary in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal, customs, advance payment or surety bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, and letters of credit supporting performance or other obligations of the Parent Guarantor or any Restricted Subsidiary, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal, customs, advance payment or surety bonds or similar instruments;

(8)           Purchase Money Indebtedness incurred by the Parent Guarantor or any Restricted Subsidiary after the Issue Date in an aggregate principal amount, taken together with Refinancing Indebtedness in respect thereof, not to exceed at any time outstanding the greater of (a) $250 million and (b) [•]% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence;(7)

(9)           Indebtedness of the Parent Guarantor or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(10)         Indebtedness of the Parent Guarantor or any Restricted Subsidiary arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)         Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or with respect to Indebtedness incurred pursuant to clause (2), (3) or (8) above, this clause (11), or clause (13) below;

(12)         indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Parent Guarantor or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

(13)         additional Indebtedness of the Parent Guarantor or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (13) and any Refinancing Indebtedness thereof and then outstanding, will not exceed the greater of (a)

(7)  NTD: CTA grower component of basket to be set to corresponding percentage after “fresh start accounting.”

$500 million and (b) [•]% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time of incurrence;(8)

(14)         Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(15)         Indebtedness incurred in connection with a Permitted Factoring Transaction that is not recourse to the Parent Guarantor or any Restricted Subsidiary (except for Standard Securitization Undertakings); and

(16)         Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Parent Guarantor or any Restricted Subsidiary, or merged or consolidated with or into the Parent Guarantor or any Restricted Subsidiary (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition, merger or consolidation); provided, however, that at the time such Person or its assets are acquired by the Parent Guarantor or a Restricted Subsidiary, or merged or consolidated with the Parent Guarantor or any Restricted Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (16) and any other related Indebtedness, either (i) the Parent Guarantor would have been able to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or (ii) the Consolidated Interest Coverage Ratio of the Parent Guarantor and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, merger or consolidation.

For purposes of determining compliance with this Section 1008, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Parent Guarantor shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that Indebtedness incurred under the Credit Agreement on the Issue Date, after giving effect to the application of the proceeds of this offering, shall be deemed to have been incurred under clause (1) above and may not be reclassified) and may later reclassify any item of Indebtedness described in clauses (2) through (16) above (provided that at the time of reclassification it meets the criteria in such category or categories).  In addition, for purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness, including in the form of additional Indebtedness with the same terms, will not be deemed to be an incurrence of Indebtedness

(8)  NTD: CTA grower component of basket to be set to corresponding percentage after “fresh start accounting.”

of this Section 1008; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Parent Guarantor as accrued.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this Section 1008, the Issuer shall be in Default of this covenant).

Section 1009.       Limitation on Restricted Payments.

The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)           a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)           the Parent Guarantor is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3)           the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2) through (11) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)           50.0% of Consolidated Net Income of the Parent Guarantor and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on [•], 2019 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus

(b)           100.0% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Parent Guarantor), (y) Equity Interests of a Person (other than the Parent Guarantor or a Subsidiary of the Parent Guarantor) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Parent Guarantor or its Restricted Subsidiaries after the Issue Date, in each case as a contribution to the Parent Guarantor’s or its Restricted Subsidiaries’ common equity capital or from the issue or sale of Qualified Equity Interests of the Parent Guarantor or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of the Parent Guarantor or convertible or exchangeable debt securities of the Parent Guarantor that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary of the Parent Guarantor), and (B) the aggregate net cash proceeds, if any, received by the Parent Guarantor or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(c)           in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to 100.0% of the aggregate amount received by the Parent Guarantor or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment, plus

(d)           upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value of the Parent Guarantor’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Parent Guarantor’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1)           the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of the Indenture;

(2)           any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests;

(3)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Parent Guarantor or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 1008 and the other terms of the Indenture;

(4)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Parent Guarantor or any Restricted Subsidiary at a purchase price not greater than 101.0% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 1007; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer as provided in Section 1007 and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer;

(5)           so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Parent Guarantor held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, restricted stock agreement, restricted stock unit agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $25.0 million during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Parent Guarantor from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); and provided further that cancellation of Indebtedness owing to the Parent Guarantor from members of management of the Parent Guarantor or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Parent Guarantor will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6)           (a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Parent Guarantor or its Restricted Subsidiaries deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Parent Guarantor or its Restricted Subsidiaries or other convertible securities to the extent such Equity Interests of the Parent Guarantor or its Restricted Subsidiaries represent a portion of the exercise or exchange price thereof and (b) any repurchase, redemptions or other acquisitions or retirements for value of Equity Interests of the Parent Guarantor or its Restricted Subsidiaries made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or similar rights;

(7)           dividends or distributions on Disqualified Equity Interests of the Parent Guarantor or on any Preferred Stock of any Restricted Subsidiary, in each case issued in compliance with Section 1008 to the extent such dividends or distributions are included in the definition of Consolidated Interest Expense;

(8)           the payment of cash in lieu of fractional Equity Interests;

(9)           payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or amalgamation that complies with the provisions of Section 801;

(10)         purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Permitted Factoring Transaction and the payment or distribution of fees related thereto;

(11)         cash distributions by the Parent Guarantor to the holders of Equity Interests of the Parent Guarantor in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Parent Guarantor;

(12)         payment of other Restricted Payments from time to time in an aggregate amount since the Issue Date not to exceed the greater of (i) $200 million and (ii) [•]% of the Parent Guarantor’s Consolidated Tangible Assets determined at the time made;(9) or

(13)         dividends, loans, advances or distributions to any Successor Parent or other payments by the Parent Guarantor or any of the Parent Guarantor’s Subsidiaries in amounts required for any Successor Parent to pay any Related Taxes;

provided that no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (5)(B) above shall increase the Restricted Payments Basket to the extent of such payment.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made.  The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the assets or securities proposed to be transferred or issued by the Parent Guarantor or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 1010.                      Limitation on Liens.

The Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any property, whether owned or leased on the Issue Date or thereafter acquired, without in any such case making effective provision whereby

(9)  NTD: CTA grower component of basket to be set to corresponding percentage after “fresh start accounting.”

all of the Notes then Outstanding shall be secured equally and ratably with, or prior to, such obligations so long as such obligations shall be so secured.  This restriction shall not apply to:

(1)           Liens (i) existing on the Issue Date, (ii) provided for under the terms of agreements existing on such date securing Indebtedness existing on such date, (iii) under the terms of a Credit Facility securing Indebtedness incurred pursuant to clause (1) of the definition of Permitted Indebtedness or (iv) Liens securing the Notes and the Guarantees of the Notes;

(2)           Liens on property acquired, constructed, altered or improved by the Parent Guarantor or any Restricted Subsidiary after the date of the Indenture which are created or assumed contemporaneously with, or within one year after, such acquisition (or in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction, alteration or improvement, it being understood that if a commitment for such a financing is obtained prior to or within such one year period, the applicable Lien shall be deemed to be included in this clause (2) whether or not such Lien is created within such one year period; provided that in the case of any such construction, alteration or improvement the Lien shall not apply to any property theretofore owned by the Parent Guarantor or any Restricted Subsidiary, other than (i) the property so altered or improved and (ii) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located;

(3)           Liens on any property existing at the time of acquisition thereof (including Liens on any property acquired from or held by a Person which is consolidated or amalgamated with or merged with or into the Parent Guarantor or a Restricted Subsidiary) and Liens outstanding at the time any Person becomes a Restricted Subsidiary of the Parent Guarantor that are not incurred in connection with such entity becoming a Restricted Subsidiary of the Parent Guarantor;

(4)           Liens in favor of the Parent Guarantor or any Restricted Subsidiary;

(5)           Liens on any property (i) in favor of the United States, any State thereof, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) securing any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, installing or improving the property subject to such Liens, including, without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type, or (iii) securing indebtedness issued or guaranteed by the United States, any State thereof, any foreign country, or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(6)           precautionary Liens on Receivables arising in connection with Permitted Factoring Transactions;

(7)           Permitted Liens; and

(8)           any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in any of the foregoing clauses (1), (2), (3), (4), (5), (6) and (7) to the extent such extension, renewal or replacement (or successive extensions, renewals or replacements) involves a Lien described in the foregoing clauses; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).(10)

Section 1011.                      Limitation on Dividends and Other Restrictions Affecting Restricted Subsidiaries.

The Parent Guarantor will not, and will not permit any Restricted Subsidiary (other than the Issuer or a Subsidiary Guarantor) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of such Restricted Subsidiary to:

(a)           pay dividends or make any other distributions on or in respect of its Equity Interests to the Parent Guarantor or any of its other Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b)           make loans or advances, or pay any Indebtedness or other obligation owed, to the Parent Guarantor or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Parent Guarantor or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Parent Guarantor or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c)           transfer any of its property or assets to the Parent Guarantor or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);

except for, in each case:

(1)           encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement) as in effect on that date;

(10)  NTD: Confirm no other carve outs to lien covenant should be included after review of the Term Loan and Revolver.

(2)           encumbrances or restrictions existing under the Indenture, the Notes and the Guarantees;

(3)           any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Parent Guarantor or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(4)           any agreement or other instrument of a Person acquired by the Parent Guarantor or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(5)           any amendment, restatement, modification, renewal, increases, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4), (5), or (10); provided, however, that such amendments, restatements, modifications, renewals, increases, supplements, refunding, replacements or refinancing are, in the good faith judgment of the Parent Guarantor, not materially more restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements referred to in such clauses on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(6)           encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(7)           customary restrictions or limitations in leases, licenses or other agreements restricting the assignment thereof or the assignment of the property that is the subject of such agreement;

(8)           in the case of clause (c) above, Liens permitted to be incurred under Section 1010 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(9)           restrictions imposed under any agreement to sell Equity Interests or assets to any Person pending the closing of such sale;

(10)         any other agreement governing Indebtedness or other obligations entered into after the Issue Date that either (A) contains encumbrances and restrictions that in the good faith judgment of the Parent Guarantor are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or those contained in the Indenture, the Notes and the Guarantees or (B) any such encumbrance or restriction contained in agreements or instruments governing such Indebtedness that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due;

(11)         provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(12)         Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with Section 1008 that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(13)         restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(14)         any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Parent Guarantor or any other Restricted Subsidiary other than the assets and property so acquired;

(15)         with respect to any Foreign Restricted Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (B) the Parent Guarantor determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive;

(16)         any Permitted Investment or Restricted Payments which are made in accordance with Section 1009;

(17)         restrictions contained in Standard Securitization Undertakings; and

(18)         supermajority voting requirements existing under corporate charters, by-laws, stockholders agreements and similar documents and agreements.

Section 1012.                      Limitation on Asset Sales.

The Parent Guarantor shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Parent Guarantor (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or any Person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)           at least 75% of the aggregate consideration received by the Parent Guarantor and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the date of the Indenture is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(a)           any liabilities, as shown on the Parent Guarantor’s or any Restricted Subsidiary’s most recent consolidated balance sheet, of the Parent Guarantor or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Parent Guarantor or such Restricted Subsidiary from further liability (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Parent Guarantor or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities accompanied by the posting of a letter of credit (issued by a commercial bank of national standing) in favor of the Parent Guarantor or such Restricted Subsidiary for the full amount of such liabilities and for so long as such liabilities remain outstanding unless such indemnifying party (or its long term debt securities) shall have an investment grade rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an investment grade rating) at the time the indemnity is entered into) or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(b)           any securities, notes or other obligations received by the Parent Guarantor or any such Restricted Subsidiary from such transferee that are, within 180 days after the Asset Sale, converted by the Parent Guarantor or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c)           Additional Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent Guarantor (or any Restricted Subsidiary) may apply those Net Proceeds at its option to any combination of the following:

(I)            to prepay, repay, redeem or repurchase Secured Indebtedness; provided, however, that, in connection with any prepayment, repayment, redemption repurchase of Indebtedness pursuant to this clause (I), the Parent Guarantor or such Restricted Subsidiary will retire such Indebtedness and, in the case of revolving Indebtedness, will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so retired;

(II)          to purchase Notes;

(III)        purchase or repay on a permanent basis other Indebtedness (excluding (i) any Subordinated Indebtedness and (ii) any Notes or other Indebtedness owed to the Issuer or an Affiliate of the Issuer); provided that the Issuer shall equally and ratably redeem or purchase Notes as described under “—Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Offer) to all Holders to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(IV)         to invest in or acquire Additional Assets; or

(V)          to make capital expenditures in respect of the Parent Guarantor’s or its Restricted Subsidiaries’ Permitted Business.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph will constitute “Excess Proceeds.”

If on the 366th day after an Asset Sale the aggregate amount of Excess Proceeds then exceeds $25.0 million, within five days after such date, the Issuer will make an offer (the “Asset Sale Offer”) to all Holders of Notes, and all holders of other Indebtedness that is Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem on a pro rata basis (based on principal amounts of Notes and Pari Passu Indebtedness (or, in the case of Pari Passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered) the maximum principal amount of Notes and such other Pari Passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent Guarantor or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Trustee will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate), based on the principal amounts tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or an integral multiple of $1,000 thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Parent Guarantor may satisfy the foregoing obligation with respect to any Excess Proceeds by making an Asset Sale Offer prior to the expiration of the relevant 365-day period or with respect to Excess Proceeds of $25.0 million or less.

The provisions under the Indenture relative to the Parent Guarantor’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of a majority in principal amount of the outstanding Notes.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1012, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

Section 1013.                      Limitation on Affiliate Transactions.

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate value in excess of $40.0 million (an “Affiliate Transaction”), unless:

(1)           the terms of such Affiliate Transaction are not materially less favorable to the Parent Guarantor or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate, or if in the good faith judgment of the Parent Guarantor’s Board of Directors no comparable transaction is available with which to compare such Affiliate Transaction, or are otherwise fair to the Parent Guarantor or such Restricted Subsidiary from a financial point of view; and

(2)           the Parent Guarantor delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value in excess of $75.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction.

The foregoing restrictions shall not apply to:

(1)           transactions to the extent between or among (a) the Parent Guarantor and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

(2)           director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Parent Guarantor or its Restricted Subsidiaries and indemnification arrangements, in each case, as determined in good faith by the Parent Guarantor’s Board of Directors or senior management;

(3)                                 Permitted Investments (other than those made under clause (1) of such definition) or Restricted Payments which are made in accordance with Section 1009;

(4)                                 any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not materially less advantageous to the Parent Guarantor or any of its Restricted Subsidiaries, as applicable, than such agreement as it was in effect on the Issue Date;

(5)                                 any transaction with a Person (other than an Unrestricted Subsidiary of the Parent Guarantor) which would constitute an Affiliate of the Parent Guarantor solely because the Parent Guarantor or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(6)                                 transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the senior management of the Parent Guarantor, such transactions are on terms not materially less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Parent Guarantor;

(7)                                 the issuance or sale of any Qualified Equity Interests of the Parent Guarantor and the granting of registration and other customary rights in connection therewith to, or the receipt of capital contributions from, Affiliates of the Parent Guarantor;

(8)                                 pledging of Equity Interests of Unrestricted Subsidiaries;

(9)                                 any transaction effected as part of a Permitted Factoring Transaction;

(10)                          any transaction where the only consideration paid by the Parent Guarantor or the relevant Restricted Subsidiary is Qualified Equity Interests of the Parent Guarantor;

(11)                          non-exclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property;

(12)                          transactions between the Parent Guarantor or any Restricted Subsidiary and any Person, a director of which is also a director of the Parent Guarantor, and such director is the sole cause for such Person to be deemed an Affiliate of the Parent Guarantor or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Parent Guarantor on any matter involving such other Person; and

(13)                          agreements and transactions entered into or effected in connection with the payment of Related Taxes.

Section 1014.                      Additional Guarantees.

If, after the Issue Date, any Restricted Subsidiary of the Parent Guarantor, other than the Issuer or a Guarantor, shall guarantee any Debt of the Parent Guarantor, the Issuer or any other Guarantor (excluding any Debt under a Credit Facility incurred pursuant to clause (1) of the definition of Permitted Indebtedness) in an aggregate principal amount in excess of $100.0 million, then the Parent Guarantor shall, within thirty (30) days thereof, cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture substantially in the form of Annex E pursuant to which such Restricted Subsidiary shall become a Guarantor with respect to the Notes, upon the terms and subject to the release provisions and other limitations in Article Fourteen.

Section 1015.                      Covenant Suspension.

Following the first date that the Notes have an Investment Grade Rating and no Default or Event of Default has occurred and is then continuing, then upon delivery by the Issuer to the Trustee of an Officer’s Certificate to the foregoing effect and each day thereafter until a Reversion Date, if any (as described in this Section 1015), the following covenants (the “Suspended Covenants”) will be suspended and the Parent Guarantor and its Restricted Subsidiaries will no longer be subject to the Suspended Covenants:

(1)                                 Section 1006;

(2)                                 Section 1008;

(3)                                 Section 1009;

(4)                                 Section 1011;

(5)                                 Section 1012; and

(6)                                 Section 1013

During any period that the foregoing covenants have been suspended (each such period, a “Suspension Period”), the Issuer’s Board of Directors may not designate any of its Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to Section 1006 and the definition of “Unrestricted Subsidiary.”

Notwithstanding the foregoing, if the rating assigned by either Moody’s or S&P should subsequently decline to below Baa3 or BBB- (or the equivalent under any successor ratings categories of Moody’s) or BBB- (or the equivalent under any successor ratings categories of S&P), respectively, the Suspended Covenants will be reinstituted as of and from the date of such rating decline (such date, a “Reversion Date”) and on the Reversion Date and on each date thereafter (subject to the provisions of the first paragraph of Section 1015) the Issuer and the Restricted Subsidiaries shall be subject to (and shall be required to comply with) the Suspended Covenants.

For purposes of calculating the amount available to be made as Restricted Payments under Section 1009(3), calculations under that clause will be made with reference to the date of the Restricted Payment, as set forth in that clause. Accordingly (x) Restricted Payments made during the Suspension Period that would not otherwise be permitted pursuant to any of clauses (1) through (12) of the second paragraph of Section 1009 will reduce the amount available to be made as Restricted Payments under Section 1009(3); provided, however, that the amount available to be made as a Restricted Payment shall not be reduced to below zero solely as a result of such Restricted Payments but may be reduced to below zero as a result of negative cumulative Consolidated Net Income during the Suspension Period for purposes of Section 1009(3)(a) and (y) the items specified in clauses (3)(a) through (d) of Section 1009 that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under Section 1009(3).  For purposes of Section 1012, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero. No Default or Event of Default will be deemed to have occurred or exist on a Reversion Date (or thereafter) under any Suspended Covenant, solely as a result of, or as a result of the continued existence on or after a Reversion Date of facts and circumstances arising from, any actions taken by the Issuer or any Restricted Subsidiaries thereof, or events occurring, or performance on or after a Reversion Date of any obligations arising from transactions which occurred, during a Suspension Period.

Section 1016.                      Maintenance of Ratings.

Use commercially reasonable efforts to (i) obtain a rating of the Notes (but not obtain a specific rating) from each Ratings Agency within 90 days after the Closing Date and (ii) [maintain a public corporate family rating of the [Issuer] and maintain the rating of the Notes obtained in accordance with the immediately preceding clause (i) (but not maintain a specific rating), in each case from each Ratings Agency (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the [Issuers] of customary rating agency fees and cooperation with information and data requests by each Ratings Agency in connection with their ratings process)].

ARTICLE ELEVEN
REDEMPTION OF NOTES

Section 1101.                      Applicability of Article.

The Notes shall be redeemable at the election of the Issuer in accordance with their terms and in accordance with this Article.

Section 1102.                      Election to Redeem; Notice to Trustee.

In case of any redemption of less than all Notes, the Issuer shall, at least 5 Business Days prior to the last date a notice of redemption may be provided to Holders under Section 1105 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.  In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in the Indenture, the Issuer shall furnish the Trustee, prior to giving notice of such redemption, with an Officers’ Certificate evidencing compliance with such restriction.

Section 1103.                      Optional Redemption.

(a)                                 Except as set forth in clauses (b), (c) and (d) of this Section 1103, the Issuer shall not have the option to redeem the Notes pursuant to this Section 1103 prior to [•], 2021. On or after [•], 2021, on any one or more occasions, the Issuer shall have the option to redeem the Notes, in whole or in part at any time, at the redemption prices (expressed as percentages of principal amount of the Notes redeemed) set forth below, plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on [•] of the years indicated below:

YEAR	PERCENTAGE

2021	105.500%

2022	102.750%

2023 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of clause (a) of this Section 1103, at any time prior to [•], 2022, the Issuer may on one or more occasions redeem up to $500 million in the aggregate principal amount of Notes issued under the Indenture at a redemption price of 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(c)                                  Prior to [   ], 2021, the Issuer may redeem on one or more occasions all or part of the Notes at a redemption price equal to the sum of:

(i) the principal amount thereof, plus

(ii) the Make Whole Premium at the redemption date, plus

(iii) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(d)                                 The Notes may be redeemed, as a whole, following certain Change of Control Offers pursuant to Section 1007, at the Redemption Price and subject to the conditions set forth in such Section.

(e)                                  If a Redemption Date is after a record date and on or before the next Interest Payment Date, then (i) the Holder of a Note at the close of business on such record date will be entitled, notwithstanding such redemption, to receive, on such Redemption Date, the unpaid interest that would have accrued on such Note to such Redemption Date and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to such Redemption Date.

(f)                                   Notes called for redemption must be delivered to the Paying Agent (in the case of certificated Notes) or the Depositary’s procedures must be complied with (in the case of Global Notes) for the Holder of those Notes to be entitled to receive the Redemption Price.

(g)                                  Notwithstanding anything to the contrary in this Section 1103, the Issuer may not redeem any Notes if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price and any related interest on the Redemption Date).

Section 1104.                      Selection by Trustee of Notes to Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate (except that any Notes represented by a Global Note will be redeemed by such method as the Depositary may require); provided, however, that no Notes of a principal amount of $2,000 in original principal amount or less shall be redeemed in part.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 1105.                      Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed (or, in the case of any notice to the Holder of a Global Note, sent electronically in accordance with the Depositary’s procedures) not less than 30 nor more than 60 days prior to the Redemption Date, to (i) each Holder of Notes to be redeemed, at its address appearing in the Security Register and (ii) in the case of any redemption pursuant to Section 1103(d), to any beneficial owner of an interest in a Global Note, if required by applicable law, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or Covenant Defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article Four.

All notices of redemption shall state:

(1)                                 the Redemption Date,

(2)                                 the Redemption Price, if then determined and otherwise the manner of calculation thereof,

(3)                                 if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the particular Notes to be redeemed,

(4)                                 that on the Redemption Date the Redemption Price will become due and payable upon each such Note be redeemed and that interest thereon will cease to accrue on and after said date,

(5)                                 the place or places where each such Note is to be surrendered for payment of the Redemption Price,

(6)                                 the CUSIP/ISIN numbers of the Notes; and

(7)                                 any conditions precedent for the redemption or notice of redemption.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer and shall be irrevocable.  Any redemption or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent.

Section 1106.                      Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer or a Subsidiary is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

Section 1107.                      Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Notes for redemption in accordance with said notice, such Notes shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date, except as provided in Section 1103(e).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 1108.                      Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the

Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, and of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE TWELVE
SINKING FUND; OTHER ACQUISITIONS OF NOTES

Section 1201.                      Mandatory Redemption, Etc.

The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.  The Issuer may purchase Notes in the market from time to time in its discretion.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transaction or otherwise, in accordance with applicable securities laws.

ARTICLE THIRTEEN
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.                      Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may elect, at its option at any time, to have Section 1302 or Section 1303 applied to the Notes, upon compliance with the conditions set forth below in this Article.  Any such election shall be evidenced in or pursuant to a Board Resolution delivered to the Trustee.

Section 1302.                      Defeasance and Discharge.

Upon the Issuer’s exercise of its option to have this Section applied to the Notes, the Issuer and the Guarantors shall be deemed to have been discharged from their respective obligations hereunder as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guarantees and to have satisfied all their other respective obligations under the Indenture (and the Trustee, upon Issuer Request and at the expense of the Issuer, shall execute proper instruments acknowledging the same), and the Indenture shall cease to be of further effect as to all Outstanding Notes and all Guarantees, except as to the following, which shall survive until otherwise terminated or discharged hereunder:  (1) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of, and interest and premium, if any, on, the Notes when payments are due, (2) the Issuer’s obligations under Sections 304, 305, 306, 1002, 1003 and 1004(a) and its obligations under Section 314(a) of the Trust Indenture Act, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Issuer and the Guarantors in connection therewith and (4) this Article.  If the Issuer exercises its defeasance option pursuant to this Section 1302, the payment of the defeased Notes may not be accelerated pursuant to

Section 502 because of an Event of Default.  Subject to compliance with this Article, the Issuer may exercise its option (if any) to have this Section applied to the Notes notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to the Notes.

Section 1303.                      Covenant Defeasance.

Upon the Issuer’s exercise of its option to have this Section applied to the Notes, (1) the Issuer shall be released from its obligations under Section 801(3) and Sections 1006 through 1014, inclusive; (2) the occurrence of any event specified in Sections 501(3) (with respect only to the obligation under Section 801(3)), 501(4), 501(5), 501(6), 501(7) (with respect only to Significant Subsidiaries) or 501(8) (with respect only to Significant Subsidiaries) and 501(9) shall be deemed not to be or to result in a Default or an Event of Default, and (3) the Guarantees shall be automatically released, in each case as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, and any such omission will not constitute a Default or an Event of Default.

Section 1304.                      Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or 1303:

(1)                                 the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee, to pay the principal of and interest and premium, if any, on the Outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be,

(2)                                 in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a)                                 the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling; or

(b)                                 since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)                                 in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)                                 no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings),

(5)                                 the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound,

(6)                                 the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)                                 the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions precedent provided for in clauses (1) through (6) have been complied with.

Section 1305.                      Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1304 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect Legal Defeasance or Covenant Defeasance, as the case may be.

Section 1306.                      Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the Indenture and the Notes from which the Issuer has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 in accordance with this Article; provided, however, that if the Issuer makes any payment of principal of or any premium or interest on any Note following such reinstatement of its obligations, the Issuer shall be subrogated to the rights (if any) of the Holders to receive such payment from the money so held in trust.

ARTICLE FOURTEEN
GUARANTEES

Section 1401.                      Unconditional Guarantee.

(a)                                 For value received, each of the Guarantors hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Issuer (collectively, the “Indenture Obligations”), when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and the Indenture, subject to the limitations set forth in Section 1403.  Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Issuer to the Trustee or the Holders under the Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.

(b)                                 Failing payment when due of any amount guaranteed pursuant to its Guarantee, for whatever reason, each of the Guarantors will be jointly and severally obligated (to the fullest extent permitted by law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise).  Each Guarantee hereunder is intended to be a general, unsecured, senior obligation of the applicable Guarantor and will rank pari passu in right of payment with all debt of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such Guarantee.  Each of the Guarantors hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Guarantee of any other Guarantor or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of such Guarantor.  Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 507, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce its Guarantee without first proceeding against the Issuer or any other Guarantor.

(c)                                  To the fullest extent permitted by applicable law, the obligations of each of the Guarantors under this Article shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (A) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Issuer or any of the other Guarantors contained in the Notes or the Indenture, (B) any impairment, modification, release or limitation of the liability of the Issuer, any of the other Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, or other statute or from the decision of any court, (C) the assertion or exercise by the Trustee or any Holder of any rights or remedies under the Notes or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (D) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Issuer or any of the Guarantors under the Indenture, (E) the extension of the time for payment by the Issuer or any of the Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or the Indenture or of the time for performance by the Issuer or any of the Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (F) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Issuer or any of the Guarantors set forth in the Indenture, (G) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Issuer or any of the Guarantors or any of their respective assets, or the disaffirmance of any of the Notes, the Guarantees or the Indenture in any such proceeding, (H) the release or discharge of the Issuer or any of the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (I) the unenforceability of the Notes, the Guarantees or the Indenture or (J) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(d)                                 To the fullest extent permitted by applicable law, each of the Guarantors hereby (A) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuer or any of the Guarantors, and all demands and notices whatsoever, (B) acknowledges that any agreement, instrument or document evidencing its Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (C) covenants that its Guarantee will not be discharged except by complete performance of the Guarantee.  To the fullest extent permitted by applicable law, each of the Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Issuer or any of the Guarantors, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e)                                  Each of the Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Issuer in respect of any amounts paid by such Guarantor pursuant to the provisions of the Indenture, provided, however, that such Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the Guarantees shall have been paid in full or discharged.

(f)                                   To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Fourteen and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies.  The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.  Nothing contained in this Article Fourteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any other rights or remedies hereunder or under applicable law.

Section 1402.                      Subsidiary Guarantee Evidenced by Indenture.

The Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of the Indenture (or, in the case of any Guarantor that is not party to the Indenture on the Issue Date, a supplemental indenture hereto) and not by an endorsement on, or attachment to, any Note or any guarantee or notation thereof.

Each Guarantor hereby agrees that its Guarantee set forth in Section 1401 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in the Indenture on behalf of the Guarantors.

In the event that the Issuer, the Parent Guarantor or any of their respective Restricted Subsidiaries creates or acquires any Restricted Subsidiary after the Issue Date, if required by Section 1014 hereof, the Issuer or the Parent Guarantor, as applicable, will cause such Restricted Subsidiary to comply with the provisions of Section 1014 hereof and this Article Fourteen, to the extent applicable.

Section 1403.                      Limitation on Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of the Guarantees hereby confirm that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable transaction under applicable law.  To effectuate the foregoing intention, each of the Holders of a Note entitled to the benefits of the Guarantees and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable transaction under applicable law.

Section 1404.                      Release of Guarantors from Guarantees.

(a)                                 Notwithstanding any other provisions of the Indenture, the Guarantee of any Guarantor shall be released upon the terms and subject to the conditions set forth in this Section 1404.  A Guarantor shall be released automatically from its obligations under its Guarantee and its other obligations under the Indenture upon:

(1)

(a)                                 in the case of a Subsidiary Guarantor, any disposition of such Subsidiary Guarantor’s properties and assets as, or substantially as, an entirety (whether by consolidation, amalgamation, merger, conveyance, transfer or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Parent Guarantor or a Restricted Subsidiary;

(b)                                 in the case of a Subsidiary Guarantor, any disposition (whether by consolidation, amalgamation, merger, conveyance, transfer or otherwise) of the Equity Interests of such Subsidiary Guarantor after which the Subsidiary Guarantor is no longer a Restricted Subsidiary;

(c)                                  in the case of a Subsidiary Guarantor, the proper designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(d)                                 in the case of a Subsidiary Guarantor, provided that no Event of Default has occurred and is continuing, all Debt which required such Subsidiary

Guarantor to guarantee the Notes pursuant to Section 1014 is no longer outstanding;

(e)                                  Legal Defeasance or Covenant Defeasance or satisfaction and discharge of the Indenture as provided in Article Four; or

(f)                                   liquidation and dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing; and

(2)                                 the Issuer delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in this Section 1404 relating to the release of such Guarantor’s Guarantee and its other obligations under the Indenture have been complied with.

(b)                                 The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from its Guarantee upon receipt of an Issuer Request accompanied by an Officers’ Certificate and an Opinion of Counsel the Subsidiary Guarantor is entitled to such release in accordance with the provisions of the Indenture.

(c)                                  Any Guarantor not released in accordance with the provisions of the Indenture will remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article Fourteen, subject to the limitations of Section 1403.

Section 1405.                      Guarantor Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the respective net assets (as determined at such time in accordance with GAAP) of all of the Guarantors (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Indenture Obligations or any other Guarantor’s obligations with respect to its Guarantee.

The Trustee hereby accepts the trusts in the Indenture upon the terms and conditions herein set forth.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the day and year first above written.

WEATHERFORD INTERNATIONAL, LLC,
a Delaware limited liability company

By:
Name:
Title:

[WEATHERFORD INTERNATIONAL LTD.,
a Bermuda exempted company

By:
Name:
Title: ]

[WEATHERFORD INTERNATIONAL PLC,
an Irish public limited company

By:
Name:
Title: ]

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

CUSIP
ISIN

[Form of Face of Note]

[If a Global Note, insert the Global Note Legend.]

WEATHERFORD INTERNATIONAL, LLC

11.00% Senior Note due 2024

No.	$

Weatherford International, LLC, a Delaware limited liability company (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of           U.S. dollars on [•], 2024, [if this Note is a Global Note, insert — or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto,] and to pay interest thereon from [•], 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on [•] and [•] in each year, commencing [•], 2019, at the rate of 11.00% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the [•] or [•] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  The Issuer shall pay (i) Defaulted Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% higher than the applicable interest rate on the Notes to the extent lawful and (ii) Defaulted Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate that is 2% higher than the applicable interest rate on the Notes to the extent lawful.

If the Holder of this Note has given wire transfer instructions to the Trustee at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on this Note by wire transfer of immediately available funds to the account in the City and State of New York specified in those instructions.  Otherwise, payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Issuer, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually signed in the name of the Trustee referred to on the reverse hereof by an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by its undersigned officer.

WEATHERFORD INTERNATIONAL, LLC,
a Delaware limited liability company

By:

Trustee’s Certificate of Authentication

This is one of the 11.00% Senior Notes due 2024 referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory

Dated:

[Form of Reverse of Note]

This Note is one of a duly authorized series of securities of the Issuer (herein called the “Notes”), issued under an Indenture, dated as of [•], 2019 (the “Indenture”) among the Issuer, the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[2,100,000,000] but subject to re-opening as provided in the Indenture.

Except as set forth below and in the Indenture, the Issuer shall not have the option to redeem the Notes prior to [•], 2021. On or after [•], 2021, on any one or more occasions, the Issuer shall have the option to redeem the Notes, in whole or in part at any time, at the redemption prices (expressed as percentages of principal amount of the Notes redeemed) set forth below, plus accrued and unpaid interest on the Notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on [      ] of the years indicated below:

YEAR	PERCENTAGE

2021	105.500%

2022	102.750%

2023 and thereafter	100.000%

Notwithstanding the preceding paragraphs, at any time prior to [•], 2022, the Issuer may on one or more occasions redeem up to $500.0 million in the aggregate principal amount of Notes issued under the Indenture at a redemption price of 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Prior to [•], 2021, the Issuer may redeem on one or more occasions all or part of the Notes at a redemption price equal to the sum of:

(i)                                     the principal amount thereof, plus

(ii)                                  the Make Whole Premium at the redemption date, plus

(iii)                               accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The Notes may also be redeemed, as a whole, at the Issuer’s option, following Change of Control Offers, at the respective Redemption Prices and subject to the conditions set forth in Sections 1103(d) and 1007 of the Indenture, respectively.

Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent specified in such notice of redemption.

In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note as well as certain restrictive covenants and Events of Default, as well as provisions for the satisfaction and discharge of the Indenture, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes affected thereby (voting as a separate series).  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all Notes, to waive compliance with certain covenants or provisions of the Indenture and certain existing defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Each of Section 315(d)(3) and Section 316(a)(1) of the Trust Indenture Act is expressly excluded from the Indenture for all purposes. In determining whether the Holders of the required principal amount of Outstanding Notes have concurred in any direction, waiver, consent, approval or other action of Holders, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded, except that Notes owned by Specified Holders (as defined in the Indenture) shall not be so disregarded.

If an Event of Default shall occur and be continuing, the Notes may be declared (or shall automatically become) due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder gives the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the Outstanding Notes make a written request to the

Trustee to pursue the remedy and offer the Trustee security or indemnity satisfactory to the Trustee, the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, and during such 60-day period the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with such request.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge, subject to the exceptions set forth in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (except as required by applicable tax laws), whether or not this Note be overdue, and neither the Issuer, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, shall have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such indebtedness, obligations or liabilities or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

All terms used in this Note which are defined in the Indenture but not defined herein shall have the meanings assigned to them in the Indenture.

The Notes, the Guarantees and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

	Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:‡‡‡

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year (or 40 days in the case of any Regulation S Notes) after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)         ☐            acquired for the undersigned’s own account, without transfer; or

(2)         ☐            transferred to the Parent Guarantor or any Subsidiary thereof; or

(3)         ☐            transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

‡‡‡  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

(4)         ☐            transferred pursuant to an effective registration statement under the Securities Act; or

(5)         ☐            transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)         ☐            transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Annex C to the Indenture); or

(7)         ☐            transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature

Signature Guarantee:§§§

(Signature must be guaranteed)

TO BE COMPLETED BY PURCHASER IF BOX (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

§§§  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Dated:

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 1007 or Section 1012 of the Indenture, check the appropriate box below:

☐ Section 1007      ☐ Section 1012

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 1007 or Section 1012 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for other Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

ANNEX B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                           , 20  , is among [Name of Future Subsidiary Guarantor] (the “New Subsidiary Guarantor”), a subsidiary of [Weatherford International plc, an Irish public limited company [or its permitted successor] (the “Parent Guarantor”)], [Weatherford International, Ltd., a Bermuda exempted company (“Weatherford Bermuda”)], each other existing Subsidiary Guarantor (as defined in the Indenture referred to herein), [Weatherford International, LLC, a Delaware limited liability company (the “Issuer”)], the Parent Guarantor and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to herein (the “Trustee”).  The New Subsidiary Guarantor and the existing Subsidiary Guarantors are sometimes referred to collectively herein as the “Subsidiary Guarantors,” or individually as a “Subsidiary Guarantor.”

W I T N E S S E T H:

WHEREAS, the Issuer, the Parent Guarantor, [Weatherford Bermuda] and the Trustee are parties to an Indenture, dated as of [•], 2019 relating to the 11.00% Senior Notes due 2024 (the “Notes”) of the Issuer;

WHEREAS, Section 1014 of the Indenture obligates the Issuer to cause certain Restricted Subsidiaries to become Subsidiary Guarantors by executing a supplemental indenture as provided in such Section; and

WHEREAS, pursuant to Section 901 of the Indenture, the Issuer, the Parent Guarantor, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the other Subsidiary Guarantors, the Issuer, the Parent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The New Subsidiary Guarantor hereby agrees, jointly and severally, with the Parent Guarantor and all other Subsidiary Guarantors, to fully and unconditionally guarantee to each Holder and to the Trustee the Indenture Obligations, to the extent set forth in Article Fourteen of the Indenture and subject to the provisions thereof.  The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantees are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.

3.                                      NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

4.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

5.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                      THE TRUSTEE.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Remainder of Page Intentionally Left Blank.

Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: , 20

[NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

[WEATHERFORD INTERNATIONAL, LLC]
a Delaware limited liability company

By:
Name:
Title:

[OTHER SUBSIDIARY GUARANTORS]

By:
Name:
Title:

[WEATHERFORD INTERNATIONAL LTD.
a Bermuda exempted company]

By:
Name:
Title:

[WEATHERFORD INTERNATIONAL PLC
an Irish public limited company]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Name:
Title: